Filed pursuant to Rule 424(b)(3)
                  Registration Statement on Form F-6 Registration No. 333-117436


                                                           CUSIP Number ________
                                                             American Depositary
                                                              Shares (1 American
                                          Depositary Share representing four (4)
                                                      Fully Paid ordinary shares
                                                                   28 4/7 p each


                                    EXHIBIT A

Number                      [FORM OF FACE OF RECEIPT]

                           AMERICAN DEPOSITARY RECEIPT

                                       FOR

                           AMERICAN DEPOSITARY SHARES

                                  representing

                            DEPOSITED ORDINARY SHARES

                                       of

                                 J SAINSBURY plc
                         (Incorporated under the laws of
            the United Kingdom of Great Britain and Northern Ireland)


            CITIBANK, N.A., a national banking association organized and existing under the laws of the United States of America, as depositary (herein called the "Depositary"), hereby certifies that _________________ is the owner of ________ American Depositary Shares, representing ___________________ deposited ordinary shares, 28 4/7 p each, including evidence of rights to receive such ordinary shares (the "Shares") of J Sainsbury plc, a corporation incorporated under the laws of the United Kingdom of Great Britain and Northern Ireland (the "Company"). As of the date of the Deposit Agreement (hereinafter referred to), each American Depositary Share represents four (4) Shares deposited under the Deposit Agreement with the Custodian which at the date of execution of the Deposit Agreement is Citibank, N.A., London branch (the "Custodian"). The ratio of Depositary Shares to shares of Stock is subject to subsequent amendment as provided in Article IV of the Deposit Agreement. The Depositary's principal executive office is located at 1l1 Wall Street, 5th Floor, New York, New York 10043, U.S.A.

            (1) The Deposit Agreement. This American Depositary receipt is one of an issue of American Depositary Receipts ("Receipts"), executed and delivered pursuant to the Deposit Agreement, dated as of April 28, 1995 (as amended from time to time, the "Deposit Agreement"), by and among the Company, the Depositary, and all registered Holders and Beneficial Owners of Receipts from time to time of Receipts issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and become bound by all the terms and conditions thereof. The Deposit Agreement sets forth the rights and obligations of Holders and Beneficial Owners and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property and cash, collectively, "Deposited Securities"). Copies of the Deposit Agreement are on file at the Principal Office of the Depositary and the Custodian.

            The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and the Articles of the Company and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. All capitalized terms used herein which are not otherwise defined herein shall have the meanings ascribed thereto in the Deposit Agreement. The Depositary makes no representation or warranty as to the validity or worth of the Deposited Securities.

            (2) Surrender of Receipts and Withdrawal of Deposited Securities. Upon surrender, at the Principal Office of the Depositary, of this Receipt and upon payment of (i) the charges of the Depositary for the making of withdrawals and cancellation of Receipts (as set forth in Article (10) hereof and Section
5.09 and Exhibit B of the Deposit Agreement) and (ii) all fees, taxes and governmental charges payable in connection with such surrender and withdrawal, and, subject to the terms and conditions of the Deposit Agreement the Company's (Articles), Article (23) of this Receipt and the provisions of or governing the Deposited Securities and other applicable laws, the Holder hereof is entitled to the delivery, to him or upon his order, of the amount of Deposited Securities at the time represented by the American Depositary Shares evidenced by this Receipt. Subject to the last sentence of this paragraph, such Deposited Securities may be delivered in registered form, or, at the option of the Depositary in its sole discretion, by electronic delivery. Delivery of such Deposited Securities may be made by the delivery of (a) certificates in the name of the Holder hereof or as ordered by him or by certificates properly endorsed or accompanied by proper instruments of transfer to such Holder or as ordered by him and (b) any other securities, property and cash to which such Holder is then entitled in respect of this Receipt. Delivery shall be made, at the option of the Holder hereof, either at the principal office of the Custodian or at the Principal Office of the Depositary, provided that the forwarding of certificates for Shares or other Deposited Securities for such delivery at the Principal Office of the Depositary shall be at the request, risk and expense of the Holder hereof, and for the account of such Holder.

            A Receipt surrendered for such purposes shall if so required by the Depositary be properly endorsed in blank or accompanied by proper instruments of transfer in blank, and if the Depositary so requires, the Holder thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order. Thereupon, the Depositary shall direct the Custodian to deliver at the designated office of the Custodian, subject to Sections 2.07, 3.01 and 3,02, to the other terms and conditions of the Deposit Agreement, the Company's Articles, and to the provisions of or governing the Deposited Securities and other applicable laws, now or hereafter in effect, to or upon the written order of the person or persons designated in the order delivered to the Depositary if so required by the Depositary as provided above, the Deposited Securities represented by such Receipt together with any certificate or other proper documents of or relating to title for the Deposited Securities, except that the Depositary may make delivery to such person or persons at the Principal Office of the Depositary of any dividends or distributions with respect to the Deposited Securities represented by such Receipt, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary.

            The Depositary shall not accept for surrender a Receipt evidencing American Depositary Shares representing less than one Share. In the case of surrender of a Receipt evidencing a number of American Depositary Shares representing other than a whole number of Shares, the Depositary shall cause ownership of the appropriate whole number of Shares to be recorded in the name of the Holder surrendering such Receipt, and shall issue and deliver to the person surrendering such Receipt a new Receipt evidencing American Depositary Shares representing any remaining fractional Share.

            (3) Transfers, Split-Ups and Combinations of Receipts. Subject to the limitations set forth herein and in the Deposit Agreement, the transfer of this Receipt is registrable on the books of the Depositary at its Principal Office by the Holder hereof in person or by duly authorized attorney, upon surrender of this Receipt at any of the Depositary's designated transfer offices, properly endorsed for transfer or accompanied by a proper instrument or instruments of transfer (including any certifications that the Depositary or the Company may require in order to comply with applicable laws, signature guarantees in accordance with standard industry practice and the accurate completion of any endorsements appearing on this Receipt) and (i) duly stamped as may be required by the laws of the State of New York and the United States of America, and (ii) accompanied by funds sufficient to pay any applicable transfer taxes, duties and the fees and expenses of the Depositary including the fees set forth in Article (10) hereof, and upon compliance with such regulations, if any, as the Depositary may establish for such purpose, subject to Article (23) of this Receipt. This Receipt may be split into other such Receipts, or may be combined with other such Receipts into one Receipt for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.

            (4) Pre-Conditions to Registration, Transfer Etc. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary, any Custodian or any Registrar may require payment from the presenter of the Receipt of a sum sufficient to reimburse it for any tax, duties or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax, duty, charge, fee and expense with respect to Shares being deposited or Deposited Securities being withdrawn) and payment of any applicable fees as provided in this Receipt, may require the production of proof satisfactory to it as to the identity and genuineness of any signature or other matters, subject to Article (23) of this Receipt, and may also require compliance with any laws or governmental regulations relating to American depositary receipts or to the withdrawal of Deposited Securities.

            After consultation with the Company, the delivery of Receipts against deposits of Shares generally or against deposits of particular Shares may be suspended, or the delivery of Receipts against the deposit of particular Shares may be withheld, or the registration of transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary or the Company (or the appointed agent for the Company for the transfer and registration of Shares, which may but need not be the Foreign Registrar) are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement or under the Company's Articles or for any other reason, subject in all cases to Article (23) hereof. Notwithstanding any other provision of the Deposit Agreement, the surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended except as required in General Instructions IA (1) to Form F-6 (as may be amended) under the Securities Act of 1933 in connection with (i) temporary delays caused by closing the transfer books of the Depositary or the Company (or the appointed agent for the Company for the transfer and registration of Shares) or the deposit of Shares in connection with voting at a shareholders' meeting or the payment of dividends, (ii) the payment of fees, taxes, duties and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares or other Deposited Securities required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares.

            (5) Disclosure of Beneficial Ownership. Notwithstanding any other provision of this Deposit Agreement, the Company may from time to time request Holders or former Holders to provide information as to the capacity in which they are or were interested in Shares underlying their Receipts and regarding the identity of any other persons then or previously interested (as defined in the Articles or the Companies Act 1985 of the United Kingdom) in such Shares and the nature of such interest and any other information required by such request within the time period specified in the Articles or otherwise required by the Companies Act.

            Each Holder acknowledges that failure to comply with such a request may result, inter alia, in the withdrawal of the voting rights attaching to the Shares underlying such Holder's Receipts and the imposition of restrictions on the rights to transfer, or to receive distributions relating to, the Shares underlying such Receipts.

            Each Holder agrees to comply with the provisions of the Articles and the Companies Act with regard to notification to the Company of interests in Shares, which include provisions requiring the Holder to disclose within a prescribed period of time (at the date hereof, two days) interests in the relevant share capital of the Company equal to or in excess of the percentage(s) of such capital provided for in the Companies Act (at the date hereof, three percent).

            The Depositary shall furnish to the Company a copy of all such information as soon as practicable. The Depositary, by receiving and forwarding such information, shall have no responsibility for the disclosure, accuracy or completeness thereof. The Depositary at the Company's written request, will make reasonable efforts to obtain for and transmit to, the Company lists of the names and addresses of beneficial owners of Receipts. The provisions of this Section
(5) are without prejudice to the obligations of any Holder under the provisions of any applicable law.

            Notwithstanding any other provision of this Agreement, each Holder agrees to comply with requests from the Company pursuant to United Kingdom law, the rules of the International Stock Exchange of the United Kingdom and the Republic of Ireland, Limited, and any other stock exchange on which the Shares are, or will be, registered, traded or listed or the Articles of the Company, which are made to provide information, inter alia, as to the capacity in which such Holder owns Receipts (and Shares as the case may be) and regarding the identity of any other person interested in such Receipts and the nature of such interest and the Depositary agrees to use its reasonable efforts to comply, at the Company's expense, with written instructions received from the Company requesting that the Depositary forward any such request from the Company to the Holder and to forward to the Company any such responses to such requests received by the Depositary.

            Each Holder agrees to provide any such information reasonably requested by the Company or the Depositary pursuant to this Section. The Depositary agrees to use reasonable efforts to comply with written instructions received from the Company requesting the Depositary to forward any such requests to the Holders and to forward to the Company any such responses to such requests received by the Depositary.

            (6) Ownership Restrictions. The Company may restrict transfers of the Shares where such transfer might result in ownership of Shares exceeding limits under applicable law or the Articles of the Company. The Company may also restrict, in such manner as it deems appropriate, transfers of the American Depositary Shares where such transfer may result in the total number of Shares represented by the American Depositary Shares beneficially owned by a single Holder to exceed the limits under any applicable law. The Company may, in its sole discretion, instruct the Depositary to take action with respect to the ownership interest of any Holder in excess of the limitation set forth in the preceding sentence, including but not limited to a mandatory sale or disposition on behalf of a Holder of the Shares represented by the American Depositary Shares held by such Holder in excess of such limitations, if and to the extent such disposition is permitted by applicable law.

            (7) Liability of Holder for Taxes, Duties and Other Charges. If any tax, duty or other governmental charge shall become payable by the Depositary or any Custodian with respect to any Receipt or any Deposited Securities represented by the American Depositary Shares evidenced hereby, such tax, duty or other governmental charge shall be payable by the Holder hereof to the Depositary. The Depositary may refuse to effect any registration of transfer of this Receipt or any withdrawal of Deposited Securities represented by the American Depositary Shares evidenced hereby until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Holder hereof any part or all of the Deposited Securities represented by the American Depositary Shares evidenced by this Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax, duty or other governmental charge. Neither the Depositary nor the Company shall have any liability for any such tax or other governmental charge and the Holder hereof shall remain liable for any deficiency. The Holder shall indemnify the Depositary, the Company, the Custodian and any of their respective directors, employees, agents, and Affiliates against, and hold each of then harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of tax, reduced rate of withholding at source or other tax benefit obtained for such Holder pursuant to Section 4.14 of the Deposit Agreement.

            (8) Representations and Warranties of Depositors. Every person depositing shares under the Deposit Agreement shall be deemed thereby to represent and warrant that, to the best of such person's knowledge, such Shares and each certificate therefor are validly issued, outstanding, fully paid, non-assessable, not subject to calls for additional payments of any kind and that any preemptive rights have been validly waived or exercised and that the person making such deposit is duly authorized to do so. Each such person shall be deemed to acknowledge complete responsibility for the report of any false information relating to foreign exchange transactions to the Depositary, the Custodian or any governmental authority in the United Kingdom in connection with the issuance of Receipts and the deposit, transfer, surrender or withdrawal of shares or Receipts. Every such person shall be deemed to represent that, the deposit of Shares or sale of Receipts by that person is not restricted, and such Shares do not constitute Restricted Securities, under the Securities Act of 1933. Such representations and warranties shall survive any such deposit, transfer, surrender and withdrawal of Shares and Receipts.

            (9) Filing Proofs, Certificates and Other Information. Any person presenting Shares for deposit or any Holder may, in addition to the requirements of Article (5) hereof, be required from time to time (i) to file with the Depositary or a Custodian such proof of citizenship or residence, taxpayer status, exchange control approval, payment of all applicable taxes or other governmental charges, the identity of any person legally or beneficially interested in the Receipt and the nature of such interest, (ii) provide such information relating to the registration on the books of the Company (or the appointed agent of the Company for transfer and registration of Shares, which may, but need not, be the Foreign Registrar) of the Shares presented for deposit, (iii) establish compliance with all applicable laws, rules and regulations of or governing the Deposited Securities and the terms of the

Deposit Agreement, and (iv) execute and deliver to the Depositary or a Custodian such certificates and to make such representations and warranties as the Depositary or the Company may deem necessary or proper or as the Company reasonably may require by written request to the Depositary and the Custodian. Subject to Article (23) hereof and the terms of the Deposit Agreement, the Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution or sale of any dividend or other distribution of rights or of the proceeds thereof, or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made.

            (10) Charges of Depositary. The Depositary shall charge any party to whom Receipts are issued (including, without limitation, deposit or issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock for the Shares or Deposited Securities, or a distribution of Receipts pursuant to Section 4.03 or 4.10 of the Deposit Agreement), or who surrenders Receipts a fee of U.S. $5.00 or less per 100 American Depositary Shares (or portion thereof) for the issuance or surrender, respectively, of a Receipt. In addition the Depositary shall charge to the Holders a fee of U.S. $2.00 or less per 100 American Depositary Shares (or portion thereof) for any cash distribution made pursuant to the Deposit Agreement, including but not limited to, Sections 4.02 through 4.05 thereof, and $5.00 or less per 100 American Depositary Shares (or portion thereof) in case of stock dividend, made pursuant to the Deposit Agreement including, but not limited to Section 4.02 through 4.05 thereof. The Depositary shall also charge the holder hereof a fee of $1.50 or less per certificate for a Receipt or Receipts for transfers made pursuant to the terms of the Deposit Agreement. In addition, Holders will pay taxes and other governmental charges, registration fees, cable, telex and facsimile transmission and delivery expenses, and customary and other expenses incurred by the Depositary in connection with its obligations and duties under the Deposit Agreement and Exhibit B thereof. Any other charges and expenses of the Depositary under the Deposit Agreement will be paid by the Company after consultation and agreement between the Depositary and the Company concerning the nature and amount of such charges and expenses. All fees and charges may at any time and from time to time be changed by agreement between the Company and the Depositary. The charges and expenses of the Custodian, nominee or any other agent of the Depositary are for the sole account of the Depositary. The provisions in respect of these charges may be changed in the manner indicated in Article (21) of this Receipt.

            (11) Title to Receipts. It is a condition of this Receipt, and every successive Holder of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt (and to each American Depositary Share evidenced hereby), when such Receipt is properly endorsed or accompanied by a proper instrument or instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that the Company and the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person entitled to any distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement and for all other purposes, and neither the Depositary nor the Company shall have the obligations or be subject to any liability hereunder or under the Deposit Agreement to any holder of a Receipt unless such holder is a Holder thereof.

            (12) Validity of Receipt. This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt has been executed by the Depositary by the manual signature of a duly authorized signatory of the Depositary; provided, however, that such signature may be a facsimile if a Registrar has been appointed and this Receipt has been countersigned by the manual signature of a duly authorized officer of the Registrar.

Dated:                                    CITIBANK, N.A.,
                                          as Depositary
Countersigned


By:                                       By:
    ------------------------                  ------------------------
    Authorized Officer                        Vice President

            The address of the Principal Office of the Depositary is 111 Wall Street, 5th Floor, New York, New York 10043, U.S.A.

                          [FORM OF REVERSE OF RECEIPT]

                    SUMMARY OF CERTAIN ADDITIONAL PROVISIONS

                            OF THE DEPOSIT AGREEMENT

            (13) Reports; Inspection of Transfer Books. The Company currently furnishes the Securities and Exchange Commission with certain public reports and documents required by the laws of the United Kingdom and the International Stock Exchange of the United Kingdom and the Republic of Ireland, Limited in accordance with Rule 12g3-2(b) of the Securities Exchange Act of 1934. Should the Company become subject to additional informational requirements, it will in accordance therewith file reports and other information with the Commission. Such reports and information are available for inspection and copying by Holders at the public reference facilities maintained by the Commission located at 450 Fifth Street, N.W., Washington, D.C. 20549.

            The Depositary will make available for inspection by Holders at its Principal Office and at the office of each Custodian, copies of the Deposit Agreement, any notices, reports or communications, including any proxy soliciting material, received from the Company which are both (a) received by the Depositary, a Custodian or the nominee of either as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company. To the extent required under Rule 12g3-2(b) or otherwise in accordance with the Securities Exchange Act of 1934, such reports and communications shall be in English. The Depositary will also send to Holders copies of such reports when furnished by the Company pursuant to Section
5.06 of the Deposit Agreement.

            The Depositary will keep books for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by Holders, provided that such inspection shall not be for the purpose of communicating with Holders in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts.

            Subject to Article (23) hereof, the Depositary may close the transfer books (with notice to the Company if other than in the ordinary course of business), at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder or at the reasonable written request of the Company.

            (14) Dividends and Distributions in Cash, Shares, etc. Whenever the Depositary receives any cash dividend or other cash distribution on any Deposited Securities, the Depositary will, if at the time of receipt thereof any amounts received in a foreign currency can in the judgment of the Depositary, pursuant to Section 4.07 of the Deposit Agreement, be converted on a reasonable basis into Dollars transferable to the United States, and subject to the Deposit Agreement, promptly convert or cause to be converted such dividend or distribution into Dollars and will distribute promptly the amount thus received (net of fees of the Depositary) to the Holders entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one Cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and become part of the next sum received by the Depositary for distribution to Holders of Receipts then outstanding. Pursuant to Articles (4) and (7) hereof, if the Company or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, duties or other governmental charges, the amount distributed to Holders on the American Depositary Shares representing such Deposited Securities shall be reduced accordingly.

            If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares the Depositary may, with the Company's approval, and shall, if the Company shall so request, (i) instruct the Company to deposit or cause such Shares to be deposited with and registered in the name of the Custodian and (ii) distribute to the Holders entitled thereto, as of the record date fixed pursuant to Section 4.08 of the Deposit Agreement, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, additional Receipts for American Depositary Shares, which represents in aggregate the number of Shares received as such dividend, or free distribution, subject to the terms of this Deposit Agreement, including, without limitation, Sections 2.02, 2.03, 4.04 and 5.09 of the Deposit Agreement. In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary shall sell the number of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section
4.02 of the Deposit Agreement. If additional Receipts are not so distributed (except pursuant to the preceding sentence), each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby. In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the

Depositary deems necessary and practicable to pay any such taxes or charges, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to Holders entitled thereto in proportion to the number of American Depositary Shares held by them respectively and the Depositary shall distribute any unsold balance of such property in accordance with the provisions of this Deposit Agreement.

            In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares of the corresponding Series or any rights of any other nature, the Depositary may, after consultation with the Company, and, if requested in writing by the company, shall, take action, subject to the terms of this Deposit Agreement, as follows:

            (a) if at the time of the offering of any rights, the Depositary determines in its discretion, after obtaining opinion(s) of United States and United Kingdom counsel for the Company, as applicable, reasonably satisfactory to the Depositary, that it is lawful and feasible to make such rights available to all Holders, or certain Holders but not to others, by means of warrants or otherwise, the Depositary may distribute warrants or other instruments therefor in such form as it may determine, to the Holders entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, or employ such other method as it may deem feasible after obtaining opinion(s) of United States and United Kingdom counsel for the Company, as applicable, reasonably satisfactory to the Depositary in order to facilitate the exercise, sale or transfer of rights by such Holders; or

            (b) if at the time of the offering of any rights, the Depositary determines in its discretion, after obtaining opinion(s) of United States and United Kingdom counsel for the Company, as applicable, reasonably satisfactory to the Depositary, that it is not lawful or not feasible to make such rights available to certain Holders by means of warrants or otherwise, or if the rights represented by such warrants or such other instruments are not exercised and appear to be about to lapse, the Depositary, in its discretion may sell such rights or such warrants or other instruments at public or private sale, at such place or places and upon such terms as it may deem proper, and allocate the proceeds of such sales for the account of the Holders otherwise entitled to such rights, warrants or other instruments upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions or the date of delivery of any Receipt or Receipts, or otherwise, and distribute such net proceeds so allocated to the extent practicable as in the case of a distribution of cash pursuant to Section 4.02 hereof. The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Holders in general or any Holder or Holders in particular.

            If the Depositary does not receive such written request from the Company, the Depositary may, after consultation with the Company, and after obtaining opinion(s) of United States and United Kingdom counsel for the Company, as applicable, reasonably satisfactory to the Depositary, have discretion as to the procedure to be followed (i) in making such rights available to the Holders, or (ii) in disposing of such rights on behalf of such

Holders and distributing the net proceeds available in dollars to such Holders as in the case of a distribution of cash pursuant to Section 4.02 of the Deposit Agreement, or (iii) in allowing such rights to lapse in the event such rights may not be made available to Holders or be disposed of and the net proceeds thereof made available to Holders.

            Notwithstanding anything to the contrary in this Article (14), if registration (under the Securities Act or any other applicable law) of the securities to which any rights relate may be required in order for the Company to offer such rights or such securities to Holders and to sell the securities represented by such rights, the Depositary will not offer such rights to the Holders (i) unless and until a registration statement under the Securities Act covering such offering is in effect, or (ii) unless the Company furnishes the Depositary opinion(s) of counsel for the Company in the United States and counsel to the Company in any other applicable country in which rights would be distributed, satisfactory to the Depositary or other evidence satisfactory to the Depositary to the effect that the offering and sale of such securities to the Holders of such Receipts are exempt from or do not require registration under the provisions of the Securities Act or any other applicable laws.

            Whenever the Custodian shall receive any distribution other than cash, Shares or rights upon any Deposited Securities, the Depositary shall, after consultation with the Company, and upon receipt of opinion(s) of United States and United Kingdom counsel for the Company, as applicable, satisfactory to the Depositary that the proposed distribution does not violate any applicable laws or regulations, cause the securities or property so received to be distributed as promptly as possible to the Holders entitled thereto, as of a record date fixed pursuant to Section 4.08 of the Deposit Agreement, in proportion to the number of American Depositary Shares of the corresponding

Series representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution, net of expenses of the Depositary; provided, however, that, if in the opinion of the Depositary or its counsel, it cannot cause such securities or property to be distributed or such distribution cannot be made proportionately among the Holders entitled thereto, or if for any other reason (including without limitation any requirement (i) that the Company, the Depositary or the Custodian withhold an amount on account of taxes or other governmental charges or (ii) that under applicable securities or exchange control regulations or law such securities must be registered under the Securities Act or other law in order to be distributed to Holders), the Depositary deems such distribution not to be feasible, the Depositary may obtain opinion(s) of United States and United Kingdom counsel for the Company, as applicable, as to an equitable and practicable method of effecting such distribution and may rely on such advice, which method shall include but not be limited to the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the distribution of the net proceeds of any such sale (net of taxes) by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash.

            Pursuant to Articles (4) and (7) hereof, if the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax, duty or other governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable to pay any such taxes, duties or governmental charges, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes, duties or governmental charges to Holders entitled thereto in proportion to the number of American Depositary Shares held by them respectively and shall distribute any unsold balance of such property in accordance with the provisions of the Deposit Agreement.

            The Custodian, the Depositary or the Company or its agents shall use reasonable efforts to make and maintain arrangements enabling Holders who are citizens or residents of the United States to receive any rebates, tax and/or duty credits or other benefits (pursuant to treaty or otherwise) relating to dividend payments on the American Depositary Shares to which they are entitled, and they may file any such reports necessary to obtain benefits under applicable tax treaties for the Holders.

            (15) Fixing of Record Date. Whenever the Depositary shall receive notice of the fixing of a record date by the Company for the determination of holders of Deposited Securities entitled to receive any cash dividend or other cash distribution or any distribution other than cash, or any rights to be issued with respect to the Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, or whenever the Depositary shall find it necessary or convenient in connection with the giving of any notice, solicitation of any consent or any other matter, the Depositary shall, after consultation with the Company, fix a record date for the determination of the Holders of Receipts who shall be entitled to receive such dividend, distribution rights or the net proceeds of the sale thereof, to give instructions for the exercise of voting rights at any such meeting, or to give or withhold such consent, or to receive such notice or solicitation or to otherwise take action, or whose Receipts shall evidence such changed number of Shares. Subject to the provisions of Sections 4.02 through
4.07 of the Deposit Agreement and to the other terms and conditions of this Receipt and the Deposit Agreement, the Holders of Receipts at the close of business on such record date shall be entitled to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof in proportion to the number of American Depositary Shares held by them respectively, or to give such voting instructions, to receive such notice or solicitation, or otherwise take action.

            (16) Voting of Deposited Securities. As soon as practicable after receipt of notice from the Company of any meeting at which the holders of Shares are entitled to vote, or of solicitation of consents or proxies from holders of Shares or other Deposited Securities, the Depositary shall, if requested in writing by the Company, mail to Holders of American Depositary Shares evidenced by Receipts a notice which shall contain: (a) a summary of such information as is contained in such notice of meeting, (b) a statement that the Holders at the close of business on the specified record date will be entitled, subject to any applicable law, the Company's Articles and the provisions of or governing Deposited Securities (which provisions, if any, shall be summarized in pertinent part), to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Shares or other Deposited Securities represented by American Depositary Shares evidenced by their respective Receipts, and (c) a brief statement as to the manner in which such instructions may be given. Upon the written request of a Holder of American Depositary Shares evidenced by a Receipt on such record date received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor, insofar as practicable and permitted under applicable law and the provisions of the Company's Articles and the provisions of the Deposited Securities, to vote or cause the Custodian to vote the Shares and/or other Deposited Securities represented by American Depositary Shares evidenced by such Receipt in accordance with the instructions set forth in such request.

            Neither the Depositary nor the Custodian shall, under any circumstances exercise any discretion as to voting and neither the Depositary nor the Custodian shall vote or attempt to exercise the right to vote the Shares or other Deposited Securities represented by American Depositary Shares except pursuant to and in accordance with such written instructions from Holders. Shares or other Deposited Securities represented by American Depositary Shares for which no specific voting instructions are received by the Depositary from the Holder shall not be voted.

            (17) Changes Affecting Deposited Securities. Upon any change in nominal or par value, split-up, cancellation, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for, or in conversion of or replacement or otherwise in respect of, such Deposited Securities shall be treated as new Deposited Securities under the Deposit Agreement, and the American Depositary Shares representing or previously representing such Deposited Securities shall thenceforth represent or additionally represent, the right to receive the new Deposited Securities so received in exchange, conversion, replacement or otherwise unless additional or new Receipts are delivered pursuant to the following sentence. In any such case the Depositary may, with the Company's approval, and shall, if the Company shall so request, subject to the terms of the Deposit Agreement and receipt of an opinion of Company's counsel satisfactory to the Depositary that such distributions are not in violation of any applicable laws or regulations, execute and deliver additional Receipts as in the case of a stock dividend on the Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities. Notwithstanding the foregoing, in the event that any security so received may not be lawfully distributed to some or all Holders, the Depositary may, and with the Company's approval, shall if the Company requests, subject to receipt of an opinion of Company's counsel satisfactory to the Depositary that such action is not in violation of any applicable laws or regulations, if the Company requests, sell such securities at public or private sale, at such place or places and upon such terms as it may deem proper and may allocate the net proceeds of such sales for the account of the Holders otherwise entitled to such securities upon an averaged or other practicable basis without regard to any distinctions among such Holders and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to Section 4.02 of the Deposit Agreement.

            (18) Indemnification. The Company agrees to indemnify the Depositary, the Custodian and any of their respective directors, employees, agents and affiliates against, and hold each of them harmless from, any loss, liability, tax, charge or expense of any kind whatsoever (including, but not limited to, the reasonable fees and expenses of counsel) that may arise (a) out of or in connection with any offer, issuance, sale, resale, transfer, deposit or withdrawal of Receipts, American Depositary Shares, or other Deposited Securities, as the case may be, or any offering documents in respect thereof or
(b) out of acts performed or omitted, including but not limited to any delivery by the Depositary on behalf of the Company of information regarding the Company, in connection with the Deposit Agreement, the Receipts, the American Depositary Shares or any Deposited Securities, as the same may be amended, modified or supplemented from time to time, in any such case (i) by the Depositary, the Custodian or any of their respective directors, employees, agents and affiliates, except to the extent such loss, liability, tax, charge or expense is due to negligence or bad faith of any of them, or (ii) by the Company or any of its directors, employees, agents and affiliates.

            The Depositary agrees to indemnify the Company and its directors, employees, agents and affiliates and hold them harmless from any liability or expense (including, without limitation, reasonable fees and expenses of counsel) which may arise out of acts performed or omitted by the Depositary due to the negligence or bad faith of the Depositary.

            The obligations set forth in this Article (18) shall survive the termination of the Deposit Agreement and the succession or substitution of any party hereto.

            Any person seeking indemnification hereunder (an "indemnified person") shall notify the person from whom it is seeking indemnification (the "indemnifying person") of the commencement of any indemnifiable action or claim promptly after such indemnified person becomes aware of such commencement (provided that the failure to make such notification shall not affect such indemnified person's rights otherwise than under this Article (18) and Section
5.08 of the Deposit Agreement) and shall consult in good faith with the indemnifying person as to the conduct of the defense of such action or claim, which defense shall be reasonable in the circumstances. No indemnified person shall compromise or settle any action or claim without the consent of the indemnifying person, which consent shall not be unreasonably withheld.

            (19) Liability of the Company and the Depositary. None of the Depositary, its controlling persons or its agents, nor the Company, its controlling persons nor its agents, if any, will incur any liability to any Holder or other person if, by reason of any present or future law, the Articles of the Company, the provisions of or governing any Deposited Security, act of God, war or other circumstance beyond its control, the Depositary, its agents or the Company or its agents shall be prevented, delayed or forbidden from doing or performing any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement. Each of the Depositary, its controlling persons and its agents, the Company, its controlling persons and its agents assumes no obligation and shall be subject to no liability under the Deposit Agreement or this Receipt to Holders or other persons, except to perform such obligations as are specifically set forth and undertaken by it to perform in the Deposit Agreement in good faith and using its reasonable judgment. The Depositary and the Company undertake to perform such duties and only such duties as are specifically set forth in the Deposit Agreement, and no implied covenants or obligations will be read into the Deposit Agreement against the Depositary or the Company or their respective agents. None of the Depositary, its controlling person or its agents nor the Company its controlling persons or its agents will be (a) under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or this Receipt that in its opinion may involve it in expense or liability, unless indemnity satisfactory to it in its sole discretion against all expense and liability be furnished as often as may be required or
(b) liable for any action or inaction by it or them in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder or any other person believed by it or them in good faith to be competent to give such advice or information. The Depositary, its controlling persons and its agents, and the Company, its controlling persons and its agents, may rely and shall be protected in acting upon any written notice, request, direction or other document believed by them in good faith to be genuine and to have been signed or presented by the proper party or parties. Subject to the provisions of this paragraph (19), the Depositary and its agents will not be liable for any failure to carry out any instructions to vote any of the Deposited Securities, for the manner in which any such vote is cast or for the effect of any such vote. The Depositary may own and deal in any class of securities of the Company and its affiliates and in Receipts.

            (20) Resignation and Removal of the Depositary; Appointment of Successor Depositary. The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of its election so to do delivered to the Company, such resignation to be effective on the earlier of (i) the 60th day after delivery thereof to the Company, or (ii) upon the appointment of a successor Depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time be removed by the Company by written notice of such removal which notice shall be effective on the earlier of
(i) the 60th day after delivery thereof to the Depositary, or (ii) upon the appointment of a successor Depositary and its acceptance of such appointment as provided in the Deposit Agreement. In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a successor Depositary which shall be a bank or trust company having an office in the Borough of Manhattan, the City of New York. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor, but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Company shall (i) execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, (ii) duly assign, transfer and deliver all right, title and interest to the Deposited Securities to such successor, and (iii) deliver to such successor a list of the Holders of all outstanding Receipts and such other information relating to Receipts and Holders thereof as the successor may reasonably request. Any such successor depositary shall promptly mail notice of its appointment to such Holders.

            Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

            (21) Amendment. The form of the Receipts in respect of the Shares and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges (other than the charges of the Depositary for deposits, the execution and delivery of Receipts, custody, transfer and registration fees, fees in connection with foreign exchange control regulations, and taxes and other governmental charges in which case such amendment shall not become effective until the expiration of 30 days after notice of such amendment shall have been given to the Holders), or which shall otherwise prejudice any substantial existing right of Holders or Beneficial owners, shall not, however, become effective as to outstanding Receipts until the expiration of 60 days after notice of such amendment shall have been given to the Holders of outstanding Receipts. The parties hereto agree that any amendments which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for
(a) the American Depositary Shares to be registered on Form F-6 under the Securities Act or (b) the American Depositary Shares or Shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to prejudice any substantial rights of Holders or Beneficial Owners. Every Holder and Beneficial Owner at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Holder to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law. Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require amendment of the Deposit Agreement to ensure compliance therewith, the Company and the Depositary may amend the Deposit Agreement and the Receipt at any time in accordance with such changed rules. Amendment to the Deposit Agreement in such circumstances may become effective before a notice of such amendment is given to Holders or within any other period of time as required for compliance.

            (22) Termination. The Depositary shall, at any time at the written direction of the Company, terminate the Deposit Agreement as to Shares of the Deposited Securities, American Depositary Shares and Receipts by mailing notice of such termination to the Holders of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. If 60 days shall have expired after (i) the Depositary shall have delivered to the Company a written notice of its election to resign, or (ii) the Company shall have delivered to the Depositary a written notice of the removal of the Depositary, and in either case a successor depositary shall not have been appointed and accepted its appointment as provided in Article (20) hereof and Section 5.04 of the Deposit Agreement, the Depositary may terminate this Deposit Agreement as to shares of the Deposited Securities, American Depositary Shares and Receipts by mailing notice of such termination to the Holders of all Receipts then outstanding at least 30 days prior to the date fixed for such termination. On and after the date of termination, the Holder will, upon surrender of such Receipt at the Principal Office of the Depositary, upon the payment of the charges of the Depositary for the surrender of Receipts referred to in Article
(2) hereof and Section 2.05 of the Deposit Agreement and subject to the conditions and restrictions therein set forth, and upon payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by such Receipt. If any Receipts shall remain outstanding after the date of termination of the Deposit Agreement, the Registrar thereafter shall discontinue the registration of transfers of Receipts, and the Depositary shall suspend the distribution of dividends to the Holders thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, subject to the conditions and restrictions set forth in Section 2.05 of the Deposit Agreement, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, or charging, as the case may be, in each case the charges of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder in accordance with the terms and conditions of the Deposit Agreement and any applicable taxes or governmental charges or assessments). At any time after the expiration of six months from the date of termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, in an unsegregated escrow account, without liability for interest for the pro rata benefit of the Holders of Receipts whose Receipts have not theretofore been surrendered.

            After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement with respect to the Receipts and the Shares, Deposited Securities and American Depositary Shares, except to account for such net proceeds and other cash (after deducting, or charging, as the case may be, in each case the charges of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder in accordance with the terms and conditions of the Deposit Agreement and any applicable taxes or governmental charges or assessments). Upon the termination of the Deposit Agreement as to Receipts, the Company shall be discharged from all obligations under the Deposit Agreement as to the Receipts and the Shares, Deposited Securities and American Depositary Shares except for its obligations to the Depositary under Articles
(10) and (18) hereof, and Sections 5.08 and 5.09 of the Deposit Agreement.

            (23) Compliance with U.S. Securities Laws. Notwithstanding any provisions in this Receipt or the Deposit Agreement to the contrary, the Company and the Depositary have each agreed that it will not exercise any rights it has under the Deposit Agreement or this Receipt to prevent the withdrawal or delivery of deposited Securities in a manner which would violate the United States securities laws, including, but not limited to, Section I A(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

            (24) Certain Rights of the Depositary; Limitations. Subject to the further terms and provisions of this Article (24), the Depositary and its agents, on their own behalf, may own and deal in any class of securities of the Company and its affiliates and in Receipts. The Depositary may issue Receipts for evidence of rights to receive Shares from the Company, any agent of the Company or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares. Such evidence of rights shall consist of written blanket or specific guarantees of ownership of Shares furnished on behalf of the holder thereof. In its capacity as Depositary, the Depositary shall not lend Shares or Receipts or deliver Shares prior to the receipt and cancellation of Receipts. Notwithstanding the foregoing, the Depositary may (i) issue Receipts prior to the receipt of Shares (a "Pre-Release Transaction") as provided below Agreement and (ii) deliver Shares upon receipt and cancellation of a Receipt that was issued in a Pre-Release transaction, but for which Shares may not yet have been received. The Depositary may receive Receipts in lieu of Shares under (i) above. Each such Pre-Release Transaction will be (a) accompanied by or subject to a written agreement whereby the person or entity (the "Applicant") to whom Receipts are to be delivered (w) represents that at the time of the Pre-Release Transaction the Applicant or its customer owns the Shares or Receipts that are to be delivered by the Applicant under such Pre-Release Transaction, (x) agrees to indicate the Depositary as owner of such Shares or Receipts in its records and to hold such Shares or Receipts in trust for the Depositary until such Shares or Receipts are delivered to the Depositary or the Custodian, (y) unconditionally guarantees to deliver to the Depositary or the Custodian, as applicable, such Shares or Receipts and (z) agrees to any additional restrictions or requirements that the Depositary deems appropriate, (b) at all times fully collateralized with cash , United States government securities or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days' notice and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The Depositary will normally limit the number of Receipts and Shares involved in such Pre-Release Transactions at any one time to thirty percent (30%) of the Receipts outstanding (without giving effect to Receipts outstanding under (i) above), provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate. The Depositary may also set limits with respect to the number of Receipts and Shares involved in Pre-Release Transactions with any one person on a case by case basis as it deems appropriate. The Depositary may retain for its own account any compensation received by it in conjunction with the foregoing. Collateral provided pursuant to (b) above, but not earnings thereon, shall be for the benefit of the Holder.

                    (ASSIGNMENT AND TRANSFER SIGNATURE LINES)

            FOR VALUE RECEIVED, the undersigned Holder hereby sell(s), assign(s) and transfer(s) unto ___________________________ whose taxpayer identification number is ____________________ and whose address including postal zip code is _________________, the within Receipt and all rights thereunder, hereby irrevocably constituting and appointing __________________________ attorney-in-fact to transfer said Receipt on the books of the Depositary with full power of substitution in the premises.

Dated: _________________________          Name: ___________________________

                                          By: _____________________________

                                          Title: __________________________

                                          NOTICE: The signature of the Holder to
                                          this assignment must correspond with
                                          the name as written upon the face of
                                          the within instrument in every
                                          particular, without alteration or
                                          enlargement or any change whatsoever.

SIGNATURE GUARANTEED

________________________________